UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2021

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	FARO	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement

On July 15, 2021, FARO Technologies, Inc. (the “Company”) entered into a manufacturing services agreement (the “Agreement”) with Sanmina Corporation (“Sanmina”), in connection with the Company’s previously announced global restructuring plan. Under the Agreement, Sanmina will provide comprehensive manufacturing services for the Company’s measurement device products currently manufactured by the Company at the Company’s Lake Mary, Florida; Exton, Pennsylvania; and Stuttgart, Germany manufacturing sites.

Under the Agreement, the Company will provide Sanmina with an initial ninety day firm purchase order (“Order”) and a forecast for product requirements for an additional nine months (“Forecast”). The Company will provide an updated forecast on a rolling monthly basis, and the first month of the updated forecast will become part of the Order so that a rolling 90 day firm Order is maintained. The Orders are binding, and the Company is also responsible for Sanmina’s delivered cost of all components in support of the then-current forecast based on an inventory turnover model. The Company is obligated to provide a cash deposit to Sanmina to establish an inventory reserve account against future consumption for inventory in excess of the agreed level of inventory turnover. The inventory reserve account will be used by Sanmina to offset future inventory deemed excess or obsolete. The Company and Sanmina will perform a reconciliation of the inventory reserve account on a quarterly basis. Cash payments will be made by the Company as needed to maintain the inventory reserve account based on the inventory turnover model and to pay for Sanmina’s delivered cost of any components deemed excess or obsolete that are not covered by the inventory reserve account.

The initial term of the Agreement is three years (“Initial Term”) with automatic renewals of one year terms unless either party provides notice to the other at least twelve months prior to the end of the then-current term. The Agreement may be terminated by either party for cause and either party may terminate the Agreement for convenience after the end of the Initial Term with prior notice of twelve months.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which will be filed with the Company’s Quarterly Report for the quarter ended September 30, 2021.

Item 8.01. Other Events.

On July 16, 2021, the Company issued a press release announcing that it had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 16, 2021
104	Cover Page Interactive Data File - The cover page of this Current Report on Form 8-K filed on July 16, 2021, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

July 16, 2021	/s/ Allen Muhich
	By:	Allen Muhich
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)